CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use in the General Form for Registration of Securities of Small Business Issuers on Form 10-SB of our report dated July 20, 2000, on our audits of the consolidated balance sheet of Pacific Vision Group, Inc. as of December 31, 1999, and the related consolidated statements of operations, comprehensive income, stockholders' deficit and cash flows for the year ended December 31, 1999, and the period June 18, 1998, date of inception, through December 31, 1998.


                                        /s/ KING, WEBER & ASSOCIATES, P.C.

Tempe, Arizona
September 14, 2000